DISTRIBUTION AGREEMENT


      THIS  AGREEMENT is made as of this  16th  day  of
November,  1999  (the "Agreement") by and  between  the
Light   Revolution  Fund,  Inc.  (the  "Company")   and
Provident  Distributors, Inc.  (the  "Distributor"),  a
Delaware corporation.

       WHEREAS,   the  Company  is  registered   as   a
diversified,  open-end  management  investment  company
under  the  Investment Company Act of 1940, as  amended
(the  "1940 Act"); and is currently offering  units  of
beneficial  interest  (such units  of  all  series  are
hereinafter    called   the   "Shares"),   representing
interests in investment portfolios of the Company identified on Schedule A hereto (the "Funds") which are registered with the Securities and Exchange Commission
(the  "SEC")  pursuant  to the  Company's  Registration
Statement  on Form N-1A (the "Registration Statement");
and

       WHEREAS,  the  Company  desires  to  retain  the
Distributor as distributor for the Funds to provide for
the  sale  and distribution of the Shares of the  Funds
identified  on  Schedule  A  and  for  such  additional
classes  or  series as the Company may issue,  and  the
Distributor  is  prepared  to  provide  such   services
commencing on the date first written above.

      NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.  Service as Distributor

1.1  The  Distributor will act on behalf of the Company
     for  the distribution of the Shares covered by the
     Registration Statement under the Securities Act of
     1933,   as   amended   (the  "1933   Act").    The
     Distributor will have no liability for payment for
     the  purchase  of  Shares sold  pursuant  to  this
     Agreement  or  with  respect  to  redemptions   or
     repurchases of Shares. For the services rendered under this Agreement, the Company agrees to pay the Distributor the fees set forth in Schedule B to this Agreement.

1.2  The  Distributor  agrees  to  use  efforts  deemed
     appropriate  by the Distributor to solicit  orders
     for the sale of the Shares and will undertake such
     advertising   and   promotion   as   it   believes
     reasonable  in  connection with such solicitation;
     provided,  however, that each Fund will  bear  the
     expenses  incurred  and  other  payments  made  in
     accordance  with the provisions of  the  Agreement
     and any plan now or hereafter adopted with respect
     to  any Fund pursuant to Rule 12b-1 under the 1940
     Act   (the  "Plans").   To  the  extent  that  the
     Distributor  receives  shareholder  services  fees
     under any shareholder services plan adopted by the
     Company, the Distributor agrees to furnish, and/or
     enter  into  arrangements  with  others  for   the
     furnishing of, personal and/or account maintenance
     services with respect to the relevant shareholders
     of the Company as may be required pursuant to such
     plan.   It  is  contemplated that the  Distributor
     will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms.
     The Distributor agrees to provide to the Company and its Board of Directors at least quarterly a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

1.3  The  Company  understands that the Distributor  is
     now, and may in the future be, the distributor  of
     the  shares  of  several investment  companies  or
     series  (collectively, the "Investment Entities"),
     including  Investment Entities  having  investment
     objectives  similar to those of the Company.   The
     Company  further  understands that  investors  and
     potential  investors in the Company may invest  in
     shares  of  such other Investment  Entities.   The
     Company agrees that the Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Company under this
     Section 1.3.

1.4  The Distributor shall not utilize any materials in
     connection  with  the sale or offering  of  Shares
     except  the Company's prospectus and statement  of
     additional information and such other materials as
     the   Company  shall  provide  or  approve.    The
     Distributor  agrees  to  provide  legal/compliance
     review  of all sales literature and advertisements
     ("Sales Material") prepared for use by the Company
     in advance of the use of such Sales Material.  The
     Company agrees to incorporate such changes to such
     Sales   Materials   as   the   Distributor   shall

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     reasonably  request.   The Distributor  will  file
     such Sales Materials and obtain such approvals for their use as may be required by the SEC, NASD or state securities commissioners.

1.5  All   activities  by  the  Distributor   and   its
     employees,  as  distributor of the  Shares,  shall
     comply   with  all  applicable  laws,  rules   and
     regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers.

1.6 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Company.

1.7  Whenever  in its judgment such action is warranted
     by   unusual   market,   economic   or   political
     conditions or abnormal circumstances of any  kind,
     the  Company may decline to accept any orders for,
     or  make any sales of, the Shares until such  time
     as  the Company deems it advisable to accept  such
     orders  and  to make such sales, and  the  Company
     advises   the   Distributor   promptly   of   such
     determination.

1.8  The  Distributor may enter into selling agreements
     with  selected dealers or other institutions  with
     respect  to the offering of Shares to the  public.
     Each  such selling agreement will provide (a) that
     all  payments for purchases of Shares will be sent
     directly from the dealer or such other institution
     to  the  Funds' transfer agent and  (b)  that,  if
     payment  is not made with respect to purchases  of
     Shares  at  the  customary or  required  time  for
     settlement  of  the transaction,  the  Distributor
     will  have  the right to cancel the  sale  of  the
     Shares  ordered  by  the  dealer  or  such   other
     institution,  in  which case the  dealer  or  such
     other institution will be responsible for any loss
     suffered  by any Fund or the Distributor resulting
     from  such cancellation.  The Distributor may also
     act  as disclosed agent for a Fund and sell Shares
     of   that  Fund  to  individual  investors,   such
     transactions to be specifically approved by an officer of that Fund.

1.9  The  Company agrees to pay all costs and  expenses
     in  connection  with  the registration  of  Shares
     under the Securities Act of 1933, as amended,  and
     all   expenses  in  connection  with   maintaining
     facilities  for the issue and transfer  of  Shares
     and  for  supplying information, prices and  other
     data  to  be furnished by the Fund hereunder,  and
     all  expenses  in connection with the  preparation
     and   printing  of  the  Fund's  prospectuses  and
     statements    of   additional   information    for
     regulatory   purposes  and  for  distribution   to
     shareholders.

1.10 The  Company agrees at its own expense to  execute
     any  and all documents and to furnish any and  all
     information and otherwise to take all actions that
     may be reasonably necessary in connection with the
     qualification  of  the Shares  for  sale  in  such
     states  as  the  Distributor may  designate.   The
     Company shall notify the Distributor in writing of
     the  states  in which the Shares may be  sold  and
     shall  notify  the Distributor in writing  of  any
     changes  to  the  information  contained  in   the
     previous notification.

1.11 The  Company shall furnish from time to time,  for
     use  in  connection with the sale of  the  Shares,
     such  information with respect to the Company  and
     the  Shares  as  the  Distributor  may  reasonably
     request;   and  the  Company  warrants  that   the
     statements contained in any such information shall
     fairly show or represent what they purport to show
     or  represent.  The Company shall also furnish the
     Distributor upon request with:  (a) audited annual
     statements and unaudited semi-annual statements of
     a  Fund's  books  and  accounts  prepared  by  the
     Company,   (b)   quarterly   earnings   statements
     prepared by the Company, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of the Company as the Distributor may reasonably request.

1.12 The Company represents to the Distributor that all
     Registration Statements and prospectuses filed  by
     the  Company with the SEC under the 1933 Act  with
     respect  to  the  Shares  have  been  prepared  in
     conformity with the requirements of the  1933  Act
     and   the   rules  and  regulations  of  the   SEC
     thereunder.  As used in this Agreement,  the  term
     "Registration    Statement"   shall    mean    any
     Registration Statement and any prospectus and  any
     statement  of additional information  relating  to
     the  Company filed with the SEC and any amendments
     or  supplements thereto at any time filed with the
     SEC.   Except  as to information included  in  the
     Registration    Statement   in    reliance    upon
     information  provided  to  the  Company   by   the
     Distributor  or  any affiliate of the  Distributor
     expressly  for use in the Registration  Statement,
     the   Company  represents  and  warrants  to   the
     Distributor that any Registration Statement,  when
     such  Registration  Statement  becomes
     effective, will contain statements required to  be
     stated therein in conformity with the 1933 Act and
     the rules and  regulations  of  the  SEC; that all
     statements   of  fact  contained   in   any   such
     Registration  Statement will be true  and  correct
     when    such   Registration   Statement    becomes
     effective; and that no Registration Statement when
     such Registration Statement becomes effective will
     include an untrue statement of a material fact  or
     omit  to  state  a material fact  required  to  be
     stated therein or necessary to make the statements
     therein  not  misleading to  a  purchaser  of  the
     Shares.   The  Company  may  but  shall   not   be
     obligated  to  propose  from  time  to  time  such
     amendment   or   amendments  to  any  Registration
     Statement  and  such supplement or supplements  to
     any   prospectus  as,  in  the  light  of   future
     developments, may, in the opinion of the Company's
     counsel,  be necessary or advisable.  The  Company
     shall  promptly  notify  the  Distributor  of  any
     advice  given  to it by its counsel regarding  the
     necessity   or   advisability   of   amending   or
     supplementing such Registration Statement.  If the
     Company  shall  not  propose  such  amendment   or
     amendments and/or supplement or supplements within
     fifteen  days  after receipt by the Company  of  a
     written request from the Distributor to do so, the
     Distributor  may,  at its option,  terminate  this
     Agreement.   The  Company  shall  not   file   any
     amendment   to   any  Registration  Statement   or
     supplement to any prospectus without giving the Distributor reasonable notice thereof in advance;
     provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

1.13 The  Company  authorizes  the  Distributor  to use
     any   prospectus   or  statement   of   additional
     information  in the form furnished  from  time  to
     time  in  connection with the sale of the  Shares.
     The  Company agrees to indemnify and hold harmless
     the  Distributor,  its  officers,  directors,  and
     employees,   and  any  person  who  controls   the
     Distributor  within the meaning of Section  15  of
     the  1933  Act,  free and harmless  (a)  from  and
     against   any  and  all  claims,  costs,  expenses
     (including  reasonable  attorneys'  fees)  losses,
     damages, charges, payments and liabilities of  any
     sort  or kind which the Distributor, its officers,
     directors,   employees  or  any  such  controlling
     person  may  incur under the 1933 Act,  under  any
     other statute, at common law or otherwise, arising
     out  of  or based upon:  (i) any untrue statement,
     or  alleged  untrue statement, of a material  fact
     contained in the Company's Registration Statement,
     prospectus,  statement of additional  information,
     or  sales  literature  (including  amendments  and
     supplements  thereto), or (ii)  any  omission,  or
     alleged   omission,  to  state  a  material   fact
     required   to   be   stated   in   the   Company's
     Registration  Statement, prospectus, statement  of
     additional   information   or   sales   literature
     (including  amendments  or  supplements  thereto),
     necessary  to  make  the  statements  therein  not
     misleading,  provided, however,  that  insofar  as
     losses,  claims, damages, liabilities or  expenses
     arise  out  of or are based upon any  such  untrue
     statement  or omission or alleged untrue statement
     or  omission made in reliance on and in conformity
     with  information furnished to the Company by  the
     Distributor or its affiliated persons for  use  in
     the  Company's Registration Statement, prospectus,
     or  statement of additional information  or  sales
     literature  (including amendments  or  supplements
     thereto),  such indemnification is not applicable;
     and  (b) from and against any and all such claims,
     demands, liabilities and expenses (including  such
     costs and counsel fees) which the Distributor, its
     officers   and  directors,  or  such   controlling
     person,   may  incur  in  connection   with   this
     Agreement   or   the   Distributor's   performance
     hereunder,    unless   such    claims,    demands,
     liabilities and expenses (including such costs and
     counsel fees) arise by reason of the Distributor's
     willful  misfeasance, bad faith or  negligence  in
     the   performance  of  the  Distributor's   duties
     hereunder.   The Company acknowledges  and  agrees
     that  in  the event that the Distributor,  at  the
     request  of  the  Company, are  required  to  give
     indemnification comparable to that  set  forth  in
     clause  (a)  of  this Section 1.13 to  any  entity
     selling   Shares  of  the  Company  or   providing
     shareholder  services  to  shareholders   of   the
     Company  and  such entity shall make a  claim  for
     indemnification   against  the  Distributor,   the
     Distributor  shall  make  a  similar   claim   for
     indemnification against the Company.

1.14 The  Distributor  agrees  to  indemnify  and  hold
     harmless  the  Company, its several  officers  and
     Directors and each person, if any, who controls  a
     Fund  within the meaning of Section 15 of the 1933
     Act  against  any and all claims, costs,  expenses
     (including  reasonable attorneys'  fees),  losses,
     damages, charges, payments and liabilities of  any
     sort  or  kind  which the Company,  its  officers,
     Directors or any such controlling person may incur
     under  the  1933 Act, under any other statute,  at
     common  law  or otherwise, but only to the  extent
     that  such  liability or expense incurred  by  the
     Company,  its  officers  or  Directors,   or   any
     controlling person resulting from such  claims  or
     demands arose out of the acquisition of any Shares
     by  any  person which may be based upon any untrue
     statement,  or  alleged  untrue  statement,  of  a
     material   fact   contained   in   the

     Company's
     Registration Statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Company by the Distributor or its affiliated persons (as defined in the 1940 Act), or as a result of the Distributor's failure to comply with the terms of this Agreement.

1.15 In  any  case  in  which  one  party  hereto  (the
     "Indemnifying Party") may be asked to indemnify or
     hold  the  other  party hereto  (the  "Indemnified
     Party")  harmless,  the  Indemnified  Party   will
     notify  the  Indemnifying  Party  promptly   after
     identifying   any  situation  which  it   believes
     presents or appears likely to present a claim  for
     indemnification   (an   "Indemnification   Claim")
     against  the  Indemnifying  Party,  although   the
     failure to do so shall not prevent recovery by the
     Indemnified Party, and shall keep the Indemnifying
     Party  advised  with respect to  all  developments
     concerning such situation. The Indemnifying  Party
     shall  have  the option to defend the  Indemnified
     Party against any Indemnification Claim which  may
     be  the  subject of this indemnification, and,  in
     the  event that the Indemnifying Party so  elects,
     such  defense shall be conducted by counsel chosen
     by  the Indemnifying Party and satisfactory to the
     Indemnified  Party, and thereupon the Indemnifying
     Party  shall  take over complete  defense  of  the
     Indemnification  Claim and the  Indemnified  Party
     shall  sustain no further legal or other  expenses
     in  respect  of such Indemnification  Claim.   The
     Indemnified    Party   will   not   confess    any
     Indemnification  Claim or make any  compromise  in
     any  case in which the Indemnifying Party will  be
     asked to provide indemnification, except with  the
     Indemnifying  Party's prior written consent.   The
     obligations  of  the  parties  hereto  under  this
     Section  1.15  and Section 3.1 shall  survive  the
     termination of this Agreement.

     In  the event that the Company is the Indemnifying
     Party and the Indemnifying Party does not elect to
     assume  the defense of any such suit, or  in  case
     the  Distributor reasonably does  not  approve  of
     counsel chosen by the Company, or in case there is
     a  conflict of interest between the Company or the
     Distributor,   the  Company  will  reimburse   the
     Distributor,    its   officers,   directors    and
     employees,  or the controlling person  or  persons
     named as defendant or defendants in such suit, for
     the  fees and expenses of any counsel retained  by
     the    Distributor   or   them.    The   Company's
     indemnification   agreement  contained   in   this
     Section  1.15  and Section 3.1 and  the  Company's
     representations and warranties in  this  Agreement
     shall  remain  operative and  in  full  force  and
     effect regardless of any investigation made by  or
     on   behalf  of  the  Distributor,  its  officers,
     directors   and  employees,  or  any   controlling
     person,  and  shall survive the  delivery  of  any
     Shares.   This agreement of indemnity  will  inure
     exclusively to the Distributor's benefit,  to  the
     benefit  of  its several officers,  directors  and
     employees, and their respective estates and to the
     benefit  of  the  controlling  persons  and  their
     successors.  The Company agrees promptly to notify
     the   Distributor  of  the  commencement  of   any
     litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of any Shares.

1.16 No   Shares   shall  be  offered  by  either   the
     Distributor  or  the  Company  under  any  of  the
     provisions of this Agreement and no orders for the
     purchase  or  sale  of Shares hereunder  shall  be
     accepted  by  the  Company  if  and  so  long   as
     effectiveness  of the Registration Statement  then
     in  effect  or  any  necessary amendments  thereto
     shall be suspended under any of the provisions  of
     the  1933  Act,  or if and so long  as  a  current
     prospectus as required by Section 5(b)(2)  of  the
     1933  Act  is not on file with the SEC;  provided,
     however,  that nothing contained in  this  Section
     1.16  shall  in  any  way  restrict  or  have  any
     application  to  or  bearing  upon  the  Company's
     obligation   to   redeem   Shares   tendered   for
     redemption  by any shareholder in accordance  with
     the   provisions  of  the  Company's  Registration
     Statement, Declaration of Company, or bylaws.

1.17 The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

     (a) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

     (b)   of  the  happening of any event  that  makes
     untrue  any statement of a material fact  made  in
     the   Registration   Statement,   prospectus    or
     statement of additional information then in effect
     or  that  requires the making of a change in  such
     Registration Statement, prospectus or statement of
     additional  information  in  order  to  make   the
     statements therein not misleading; and

     (c)  of all actions of the SEC with respect to any
     amendments    to   any   Registration   Statement,
     prospectus or statement of additional information which may from time to time be filed with the SEC.

     For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

1.18 The   Distributor   agrees   to   coordinate   the
     registration  of  the Company  with  the  National
     Securities Clearing Corporation ("NSCC") and file required Fund/SERV reports with NSCC.

2.   Term

2.1  This Agreement shall become effective  immediately
     upon  the consummation of the acquistion of  First
     Data Investor Services Group, Inc. by a subsidiary
     of PNC Bank Corp., which the parties anticipate to
     occur  on or about December 1, 1999,  and,  unless
     sooner   terminated  as  provided  herein,   shall
     continue   for  an  initial  one-year   term   and
     thereafter  shall be renewed for  successive  one-
     year   terms,   provided   such   continuance   is
     specifically approved at least annually by (i) the
     Company's Board of Directors or (ii) by a vote  of
     a  majority (as defined in the 1940 Act  and  Rule
     18f-2   thereunder)  of  the  outstanding   voting
     securities of the Company, provided that in either
     event  the  continuance  is  also  approved  by  a
     majority  of the Directors who are not parties  to
     this  Agreement and who are not interested persons
     (as  defined in the 1940 Act) of any party to this
     Agreement,  by vote cast in person  at  a  meeting
     called for the purpose of voting on such approval.
     This  Agreement is terminable without penalty,  on
     sixty days' written notice, by the Company's Board
     of Directors, by vote of a majority (as defined in
     the  1940  Act and Rule 18f-2 thereunder)  of  the
     outstanding  voting securities of the Company,  or
     by  the  Distributor.   This Agreement  will  also
     terminate  automatically  in  the  event  of   its
     assignment (as defined in the 1940 Act and the rules thereunder).

2.2 In the event a termination notice is given by the Company, all reasonable expenses associated with movement of records and materials and conversion thereof will be borne by the Company.

3.   Limitation of Liability

3.1  The Distributor shall not be liable to the Company
     for any error of judgment or mistake of law or for
     any  loss  suffered by the Company  in  connection
     with the performance of its obligations and duties
     under this Agreement, except a loss resulting from
     the  Distributor's willful misfeasance, bad  faith
     or   negligence   in  the  performance   of   such
     obligations and duties, or by reason of its reckless disregard thereof.

3.2 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

3.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

3.4  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO  THE
     CONTRARY,  IN  NO  EVENT SHALL EITHER  PARTY,  ITS
     AFFILIATES  OR  ANY  OF ITS  OR  THEIR  DIRECTORS,
     OFFICERS,  EMPLOYEES, AGENTS OR SUBCONTRACTORS  BE
     LIABLE FOR LOST PROFITS OR CONSEQUENTIAL DAMAGES.

4.   EXCLUSION OF WARRANTIES

     THIS  IS A SERVICE AGREEMENT.  EXCEPT AS EXPRESSLY
     PROVIDED   IN   THIS  AGREEMENT,  THE  DISTRIBUTOR
     DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES,
     EXPRESS

     OR IMPLIED, MADE TO THE COMPANY, A FUND OR
     ANY  OTHER  PERSON, INCLUDING, WITHOUT LIMITATION,
     ANY  WARRANTIES  REGARDING  QUALITY,  SUITABILITY,
     MERCHANTABILITY, FITNESS FOR A PARTICULAR  PURPOSE
     OR   OTHERWISE  (IRRESPECTIVE  OF  ANY  COURSE  OF
     DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES
     OR  ANY  GOODS  PROVIDED  INCIDENTAL  TO  SERVICES
     PROVIDED  UNDER  THIS AGREEMENT.  THE  DISTRIBUTOR
     DISCLAIMS   ANY   WARRANTY  OF   TITLE   OR   NON-
     INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS
     AGREEMENT.

5.   Modifications and Waivers

     No change, termination, modification, or waiver of
     any  term  or condition of the Agreement shall  be
     valid unless in writing signed by each party.   No
     such writing shall be effective as against the Distributor unless said writing is executed by a Senior Vice President, Executive Vice President or
     President of the Distributor. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

6.   No Presumption Against Drafter

     The Distributor and the Company have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Company and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

7.   Publicity

     Neither  the  Distributor nor  the  Company  shall
     release   or   publish   news   releases,   public
     announcements,  advertising  or  other   publicity
     relating  to this Agreement or to the transactions
     contemplated  by  it  without  prior  review   and
     written  approval  of the other  party;  provided,
     however,   that   either  party  may   make   such
     disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

8.   Severability

     The   parties  intend  every  provision  of   this
     Agreement  to  be  severable.   If  a   court   of
     competent jurisdiction determines that any term or
     provision  is illegal or invalid for  any  reason,
     the  illegality or invalidity shall not affect the
     validity  of the remainder of this Agreement.   In
     such  case, the parties shall in good faith modify
     or  substitute such provision consistent with  the
     original  intent of the parties.  Without limiting
     the  generality  of  this paragraph,  if  a  court
     determines   that  any  remedy  stated   in   this
     Agreement  has  failed of its  essential  purpose,
     then  all  other  provisions  of  this  Agreement,
     including   the   limitations  on  liability   and
     exclusion   of   damages,   shall   remain   fully
     effective.

9.   Force Majeure

     No  party shall be liable for any default or delay
     in  the performance of its obligations under  this
     Agreement  if  and to the extent such  default  or
     delay  is caused, directly or indirectly,  by  (i)
     fire,  flood, elements of nature or other acts  of
     God;   (ii)   any   outbreak  or   escalation   of
     hostilities, war, riots or civil disorders in  any
     country,  (iii) any act or omission of  the  other
     party  or  any  governmental authority;  (iv)  any
     labor  disputes  (whether or  not  the  employees'
     demands are reasonable or within the party's power
     to  satisfy);  or (v) nonperformance  by  a  third
     party  or  any similar cause beyond the reasonable
     control   of   such   party,   including   without
     limitation,    failures   or    fluctuations    in
     telecommunications  or other  equipment.   In  any
     such  event,  the non-performing  party  shall  be
     excused   from   any   further   performance   and
     observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

10.  Miscellaneous

10.1 Any  notice  or  other  instrument  authorized  or
     required by this Agreement to be given in  writing
     to   the  Company  or  the  Distributor  shall  be
     sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                         To the Company:

                         Light Revolution Fund, Inc.
                         704 Court A
                         Tacoma, Washington 98402

                         To the Distributor:

                         Provident Distributors, Inc.
                         Four Falls Corporate Center, 6th Floor
                         West Conshohocken, Pennsylvania 19428-2961
                         Attention:  Philip Rinnander

10.2 The  laws of the State of Delaware, excluding  the
     laws  on  conflicts  of laws, and  the  applicable
     provisions  of  the  1940  Act  shall  govern  the
     interpretation, validity, and enforcement of  this
     Agreement.   To  the  extent  the  provisions   of
     Delaware law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control.

10.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

10.4 The  captions  of this Agreement are included  for
     convenience of reference only and in no way define
     or   delimit  any  of  the  provisions  hereof  or
     otherwise affect their construction or effect.

10.5 This  Agreement  shall be binding upon  and  shall
     inure  to  the benefit of the parties  hereto  and
     their respective successors and is not intended to
     confer  upon  any  other  person  any  rights   or
     remedies hereunder.

11.  Confidentiality

11.1 The parties agree that the Proprietary Information
     (defined below) and the contents of this Agreement
     (collectively   "Confidential  Information")   are
     confidential information of the parties and  their
     respective   licensers.   The  Company   and   the
     Distributor  shall  exercise  reasonable  care  to
     safeguard  the confidentiality of the Confidential
     Information  of  the other.  The Company  and  the
     Distributor   may   each  use   the   Confidential
     Information only to exercise its rights or perform
     its  duties under this Agreement.  The Company and
     the  Distributor  shall  not  duplicate,  sell  or
     disclose to others the Confidential Information of
     the  other, in whole or in part, without the prior
     written  permission  of  the  other  party.    The
     Company and the Distributor may, however, disclose
     Confidential Information to its employees who have
     a  need  to  know the Confidential Information  to
     perform  work  for the other, provided  that  each
     shall  use reasonable efforts to ensure  that  the
     Confidential  Information  is  not  duplicated  or
     disclosed  by  its  employees in  breach  of  this
     Agreement.   The  Company and the Distributor  may
     also  disclose  the  Confidential  Information  to
     independent contractors, auditors and professional
     advisors, provided they first agree in writing  to
     be   bound   by  the  confidentiality  obligations
     substantially   similar  to   this   Section   11.
     Notwithstanding the previous sentence, in no event
     shall   either  the  Company  or  the  Distributor
     disclose  the  Confidential  Information  to   any
     competitor of the other without specific, prior written consent.

11.2 Proprietary Information means:

     (a)   any  data or information that is  completely
     sensitive material, and not generally known to the
     public, including, but not limited to, information
     about   product   plans,   marketing   strategies,
     finance,   operations,   customer   relationships,
     customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or the

     Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

     (b)   any  scientific  or  technical  information,
     design,    process,   procedure,    formula,    or
     improvement  that  is  commercially  valuable  and
     secret  in  the  sense  that  its  confidentiality
     affords   the   Company  or  the   Distributor   a
     competitive advantage over its competitors: and

     (c)   all  confidential  or proprietary  concepts,
     documentation,   reports,  data,   specifications,
     computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

11.3 Confidential    Information   includes,    without
     limitation, all documents, inventions, substances,
     engineering  and  laboratory notebooks,  drawings,
     diagrams,   specifications,  bills  of   material,
     equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

11.4 The   Company  acknowledges  that  breach  of  the
     restrictions on use, dissemination or disclosure of any Confidential Information would result in immediate and irreparable harm, and money damages would be inadequate to compensate the Distributor for that harm. The Distributor shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

12.  The  Company  and the Distributor agree  that  the
     obligations  of  the Company under  the  Agreement
     shall  not  be binding upon any of the  Directors,
     shareholders,  nominees,  officers,  employees  or
     agents,  whether past, present or future,  of  the
     Company  individually, but are binding  only  upon
     the  assets  and  property  of  the  Company,   as
     provided  in  the Articles of Incorporation.   The
     execution and delivery of this Agreement have been
     authorized  by the Directors of the  Company,  and
     signed  by  an authorized officer of the  Company,
     acting as such, and neither such authorization  by
     such Directors nor such execution and delivery  by
     such officer shall be deemed to have been made  by
     any  of  them  or any shareholder of  the  Company
     individually or to impose any liability on any  of
     them or any shareholder of the Company personally,
     but shall bind only the assets and property of the
     Company   as   provided   in   the   Articles   of
     Incorporation.

13.  Entire Agreement

     This  Agreement,  including all Schedules  hereto,
     constitutes  the  entire  agreement  between   the
     parties with respect to the subject matter  hereof
     and   supersedes  all  prior  and  contemporaneous
     proposals, agreements, contracts, representations,
     and   understandings,  whether  written  or  oral,
     between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.



                              LIGHT REVOLUTION FUND, INC.



                              By:  /s/ Henry Hewitt
                                 --------------------------
                              Name:  Henry Hewitt
                                   ------------------------

                              Title:  President
                                    -----------------------



                              PROVIDENT DISTRIBUTORS, INC.



                              By:  /s/ Philip H. Rinnander
                                 ---------------------------

                              Name:  Philip H. Rinnander
                                   -------------------------

                              Title:  President
                                    ------------------------

                      SCHEDULE A
             to the Distribution Agreement

      between the Light Revolution Fund, Inc. and
             Provident Distributors, Inc.


                     Name of Funds

                 Light Revolution Fund

                      SCHEDULE B
             to the Distribution Agreement
      between the Light Revolution Fund, Inc. and
             First Data Distributors, Inc.


                         Fees

     Notwithstanding anything contained in Section 1.2 to the contrary, the Company shall pay to the Distributor an annual fee equal to the lesser of (a)
$10,000 per Fund or (b) 0.01% of the aggregate average net assets of the Funds. Such fee shall be payable in equal monthly installments on the first business day of each month. Compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly in arrears.

      In addition, the Company agrees to reimburse the Distributor for its reasonable out-of-pocket expenses in providing services hereunder as mutually agreed to by the parties from time to time.